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                                                                    Exhibit 99.1

                                                      [National Steel Logo]
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                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN 46545
                                                      (219) 273-7000

NEWS RELEASE
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Media Contact:       Clarence J. Ehlers
                     (219) 273-7327

Analyst and          Joseph A. Rainis
Investor Contact:    (219) 273-7158



                 NATIONAL STEEL DECLARES COMMON STOCK DIVIDEND


Mishawaka, IN, February 15, 2000 - National Steel Corporation (NYSE: NS) today announced that its Board of Directors declared a cash dividend of $0.07 per common share, payable on March 15, 2000 to stockholders of record at the close of business on March 1, 2000.

This is National Steel's ninth consecutive quarterly dividend paid on common shares.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 9,200 employees. Visit National Steel's website at: www.nationalsteel.com.